Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-202442, 333-228957 and 333-233862) and Registration Statements on Form S-3 (Nos. 333-182428) of The Andersons, Inc. of our report dated February 21, 2019 relating to the consolidated financial statements of Lux JV Treasury Holding Company, S.à r.l., which appears in this Form 10‑K of The Andersons, Inc.

/s/ PricewaterhouseCoopers LLP
Waterloo, Ontario, Canada
February 25, 2021